Exhibit 23.1
          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent Public Accounts , we hereby consent to the use of our reports to all references to our Firm included in or made part of this United Stationers Inc. registration statement.




                              /s/ Arthur Andersen LLP




Chicago, Illinois
September 15, 1995